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                                                                    EXHIBIT 23.4



                         INDEPENDENT AUDITORS' CONSENT



The Board of Directors


UroHealth Systems, Inc.:



     We consent to incorporation by reference in the Transition Report on Form 10-K/A of UroHealth Systems, Inc. of our report dated October 10, 1995, relating to the consolidated balance sheet of Dacomed Corporation as of June 24, 1995, and the related consolidated statements of operations, stockholders' equity and cash flows for the fiscal year then ended, and our report dated December 19, 1994, relating to the consolidated statements of operations, stockholders' equity and cash flows for Dacomed Corporation for the fiscal year ended October 29, 1994.



                                          /s/  KPMG PEAT MARWICK LLP


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                                               KPMG Peat Marwick LLP



Minneapolis, Minnesota


January 6, 1997